Exhibit 99.1
Global Water Resources Reports First Quarter 2019 Results

PHOENIX, AZ – May 8, 2019 – Global Water Resources, Inc. (NASDAQ: GWRS), (TSX: GWR), a pure-play water resource management company, reported results for the first quarter ended March 31, 2019. All quarterly comparisons are to the same year-ago period unless otherwise noted.
Q1 2019 Financial Highlights

•	Revenues increased 4.0% to $7.7 million from $7.4 million.

•	Net income increased $0.3 million, or 102.8%, to $0.6 million, or $0.03 per share.

•	Declared three monthly cash dividends of $0.023861 per common share (or $0.286332 per share on an annualized basis).

•	Collected the final payment due of $1.0 million from the Loop 303 contract (for more information about the Loop 303 contract, see "Other Income (Expense)" section below).
Q1 2019 Operational Highlights

•	Total active connections increased 11.7% to 44,152 at March 31, 2019 from 39,542 at March 31, 2018, with organic connections up 4.8%.

•	Q1 annualized active connection growth rate was 4.3%.

•	Appointed David Rousseau to the company's board of directors, who brings exceptional senior-level experience specific to utilities and water resources.
Q1 2019 Subsequent Highlight

•	Signed an amendment to extend the maturity of the $8.0 million line of credit from April 30, 2020 to April 30, 2022.
Management Commentary

“In Q1, despite abnormally high precipitation levels, our topline growth remained strong driven by both organic and acquisitive expansion,” said Global Water Resources' president and CEO, Ron Fleming.

“For the remainder of 2019, we will continue to execute on our strategic growth initiatives, which include consolidating, improving, automating water and wastewater utilities, and expanding our service territory. We believe this will provide the benefits of regionalization and consolidation to our valued customers. We will also continue to focus on sustaining our industry leadership in water resource management and customer service.”

2019 Financial Summary

Revenues

Revenues in the first quarter of 2019 increased by $0.3 million, or 4.0%, to $7.7 million, compared to $7.4 million in the same period in 2018. The increase in revenues was primarily driven by the Turner and Red Rock acquisitions, partially offset by rate reductions due to tax reform and increased precipitation.

Operating Expenses

Operating expenses increased by $0.5 million, or 7.6%, to $6.5 million for the first quarter of 2019, compared to $6.1 million for the same period in 2018. The increase was due primarily to increases in operations and maintenance expense associated with the Turner and Red Rock acquisitions, such as utilities, property taxes, contract services and repairs and maintenance, coupled with an increase in depreciation.

Other Income (Expense)

Total other expense decreased by $0.7 million, or 77.0%, to $0.2 million for the first quarter of 2019, compared to $0.9 million for the same period in 2018. The decrease was primarily attributed to an increase in other income of $1.0 million, partially offset by a decrease in the Valencia earn out of $0.2 million. The increase in other income resulted from the receipt of the remaining proceeds relating to the 2013 Loop 303 sale of water management agreements relating to the 7,000-acre territory within a portion of the western planning area of the City of Glendale, Arizona, known as the "Loop 303 Corridor".

Net Income

Net income increased $0.3 million, or 102.8%, to $0.6 million, or $0.03 per share, for the first quarter of 2019, compared to $0.3 million, or $0.02 per share, for the same period in 2018. The increase was primarily attributed to the decrease in other expense partially offset by the decrease in operating income.

Adjusted EBITDA

Adjusted EBITDA decreased $0.3 million, or 6.8%, to $3.4 million for the first quarter of 2019, compared to $3.7 million for the same period in 2018. The decrease was primarily driven by revenue reductions due to the tax reform and a decrease in the Valencia earn out, partially offset by the operating income increase related to the Turner and Red Rock acquisitions. (See definition of Adjusted EBITDA, a non-GAAP term, and its reconciliation to GAAP, below).

Dividend Policy
The company declared a monthly cash dividend of $0.023861 per common share (or $0.286332 per share on an annualized basis), which will be payable on May 31, 2019 to holders of record at the close of business on May 17, 2019.

Business Outlook
Global Water's near-term growth strategy for its regulated water, wastewater, and recycled water business is driven by increased service connections, continued operating efficiencies, and utility rate increases approved by the Arizona Corporation Commission. The company will also focus more on its original mission of aggregating water and wastewater utilities, allowing the company and its customers to realize the benefits of consolidation, regionalization, and environmental stewardship.

Connection Rates
As of March 31, 2019, active service connections increased by 4,610, or 11.7%, to 44,152, compared to 39,542 at March 31, 2018. The increase in active service connections was primarily due to the acquisitions of Turner (963 connections, or 2.4%) and Red Rock (1,767 connections, or 4.5%), coupled with organic growth in the company's current service areas (1,880 connections, or 4.8%). As of March 31, 2019, the vacancy rate was at 1.2%, down from the peak of 11.9% in February 2009.

Arizona’s Growth Corridor: Positive Population Trends
The Metropolitan Phoenix area is steadily growing due to low-cost housing, excellent weather, large and growing universities, a diverse employment base, and low taxes. The area's population has increased throughout 2017 and 2018, and it continues to grow. The Employment and Population Statistics Department of the State of Arizona predicts that Phoenix Metro will have a population of 4.9 million by 2020, up 15% from 2016 census estimates, and reach 6.5 million by 2040.

According to the W.P. Carey School of Business Greater Phoenix Blue Chip Real Estate Consensus Panel ("Greater Phoenix Blue Chip"), most sectors of real estate are expected to experience improved occupancy and growth. For Maricopa County and Pinal County combined, the Homebuilders Association of Central Arizona, reported that single family housing permits grew 13% to 22,437 units in 2018. Permits are forecasted by the Greater Phoenix Blue Chip to increase to nearly 25,000 and 26,000 permits in 2019 and 2020, respectively.

The company believes this growth outlook, combined with three additional years of rate increase phase-ins, creates an opportunity for it to significantly increase its active connections and grow revenues.

Conference Call
Global Water Resources will hold a conference call to discuss its first quarter 2019 results tomorrow, followed by a question and answer period.

Date: Thursday, May 9, 2019
Time: 1:00 p.m. Eastern time (10:00 a.m. Pacific time)
Toll-free dial-in number: 1-855-327-6837
International dial-in number: 1-631-891-4304
Conference ID: 10006626

The conference call will be webcast live and available for replay here as well as via a link in the Investors section of the company’s website at www.gwresources.com.

Please call the conference telephone number five minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact CMA at 1-949-432-7566.

A replay of the call will be available after 4:00 p.m. Eastern time on the same day through May 23, 2019.

Toll-free replay number: 1-844-512-2921
International replay number: 1-412-317-6671
Replay ID: 10006626

About Global Water Resources
Global Water Resources, Inc. is a leading water resource management company that owns and operates 12 utilities which provide water, wastewater, and recycled water services. The company’s service areas are located primarily in growth corridors around metropolitan Phoenix. Global Water recycles nearly 1 billion gallons of water annually.

The company has been recognized for its highly-effective implementation of Total Water Management (TWM), an integrated approach to managing the entire water cycle by owning and operating water, wastewater and recycled water utilities within the same geographic area to maximize the beneficial use of recycled water. TWM conserves water by using the right water for the right use and helps protect water supplies in water-scarce areas experiencing population growth. To learn more, visit www.gwresources.com.

Cautionary Statement Regarding Non-GAAP Measures
This press release contains references to "EBITDA" and Adjusted EBITDA. EBITDA is defined for the purposes of this press release as net income or loss before interest, income taxes, depreciation, and amortization. Adjusted EBITDA is defined as EBITDA excluding the gain or loss related to (i) nonrecurring events; (ii) option expense related to awards made to the board of directors and management; and (iii) equity method investment. Management believes that EBITDA and Adjusted EBITDA are useful supplemental measures of our operating performance and provide our investors meaningful measures of overall corporate performance exclusive of our capital structure and the method and timing of expenditures associated with building and placing our systems. EBITDA is also presented because management believes that it is frequently used by investment analysts, investors, and other interested parties as a measure of financial performance. Adjusted EBITDA is also presented because management believes that it provides our investors measures of our recurring core business. However, EBITDA and Adjusted EBITDA are not recognized measures under accounting principles generally accepted in the United States of America (“GAAP”) and do not have a standardized meaning prescribed by GAAP. Therefore, EBITDA and Adjusted EBITDA may not be comparable to similar measures presented by other issuers. Investors are cautioned that non-GAAP measures, such as EBITDA and Adjusted EBITDA should not be construed as an alternative to net income or loss or other income statement data (which are determined in accordance with GAAP) as an indicator of our performance or as a measure of liquidity and cash flows. Management's method of calculating EBITDA and Adjusted EBITDA may differ materially from the method used by other companies and accordingly, may not be comparable to similarly titled measures used by other companies. A reconciliation of EBITDA and Adjusted EBITDA to net income, the most comparable GAAP measure, is included in the schedules attached to this press release.

Cautionary Note Regarding Forward-Looking Statements
This press release includes certain forward-looking statements which reflect the company's expectations regarding future events. The forward-looking statements involve a number of assumptions, risks, uncertainties, and other factors that could cause actual results to differ materially from those contained in the forward-looking statements. These forward-looking statements include, but are not limited to, statements concerning future net income growth, our strategy, acquisition plans, our dividend policy, trends relating to population growth, active connections, regulated revenue, housing permit projections, and other statements that are not historical facts as well as statements identified by words such as "expects", "anticipates", "intends", "plans", "believes", "seeks", "estimates", or the negative of these terms, or other words of similar meaning. These statements are based on our current beliefs or expectations and are inherently subject to a number of risks, uncertainties, and assumptions, most of which are difficult to predict and many of which are beyond our control. Actual results may differ materially from these expectations due to changes in political, economic, business, market, regulatory, and other factors. Accordingly, investors are cautioned not to place undue reliance on any forward-looking statements, which reflect management’s views as of the date hereof. Factors that may affect future results are disclosed under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our filings with the Securities and Exchange Commission (the "SEC"), which are available at the SEC's website at www.sec.gov. This includes, but is not limited to, our Annual Report on Form 10-K for the year ended December 31, 2018 and subsequent filings with the SEC. We undertake no obligation to publicly update any forward-looking statement, except as required by law, whether as a result of new information, future developments or otherwise.

Company Contact:
Michael J. Liebman
SVP and CFO
Tel (480) 999-5104
mike.liebman@gwresources.com

Investor Relations:
Ron Both, CMA
Tel (949) 432-7566
GWRS@cma.team

GLOBAL WATER RESOURCES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited, in thousands, except share and per share amounts)

	March 31, 2019	December 31, 2018
ASSETS
PROPERTY, PLANT AND EQUIPMENT:
Property, plant and equipment	313,857	312,148
Less accumulated depreciation	(87,152)	(85,093)
Net property, plant and equipment	226,705	227,055
CURRENT ASSETS:
Cash and cash equivalents	13,303	12,756
Accounts receivable — net	1,335	1,488
Due from affiliates	384	406
Accrued revenue	2,006	1,998
Prepaid expenses and other current assets	782	686
Total current assets	17,810	17,334
OTHER ASSETS:
Goodwill	2,642	2,639
Intangible assets — net	12,972	12,972
Regulatory asset	1,774	1,793
Deposits	128	128
Bond service fund and other restricted cash	442	441
Equity method investment	9	79
Other noncurrent assets	1	20
Total other assets	17,968	18,072
TOTAL ASSETS	262,483	262,461
LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	316	604
Accrued expenses	8,083	7,465
Customer and meter deposits	1,464	1,460
Long-term debt and capital leases — current portion	75	47
Total current liabilities	9,938	9,576
NONCURRENT LIABILITIES:
Long-term debt and capital leases	114,594	114,507
Deferred revenue - ICFA	17,358	17,358
Regulatory liability	8,916	8,851
Advances in aid of construction	67,820	67,684
Contributions in aid of construction — net	10,598	10,670
Deferred income tax liabilities, net	4,597	4,350
Acquisition liability	934	934
Other noncurrent liabilities	680	660
Total noncurrent liabilities	225,497	225,014
Total liabilities	235,435	234,590
Commitments and contingencies
SHAREHOLDERS' EQUITY:
Common stock, $0.01 par value, 60,000,000 shares authorized; 21,530,470 shares issued as of March 31, 2019 and December 31, 2018.	215	215
Treasury stock, 59,174 shares at March 31, 2019 and December 31, 2018.	(1)	(1)
Paid in capital	26,834	24,178
Retained earnings	—	3,479
Total shareholders' equity	27,048	27,871
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	262,483	262,461

GLOBAL WATER RESOURCES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited, in thousands, except share and per share amounts)

	Three Months Ended March 31,
	2019	2018
REVENUES:
Water services	$3,138	$3,115
Wastewater and recycled water services	4,569	4,297
Unregulated revenues	16	13
Total revenues	7,723	7,425

OPERATING EXPENSES:
Operations and maintenance	1,723	1,509
Operations and maintenance - related party	415	356
General and administrative	2,375	2,397
Depreciation	2,011	1,799
Total operating expenses	6,524	6,061
OPERATING INCOME	1,199	1,364

OTHER INCOME (EXPENSE):
Interest income	57	7
Interest expense	(1,360)	(1,231)
Other	1,068	323
Other - related party	27	(2)
Total other expense	(208)	(903)

INCOME BEFORE INCOME TAXES	991	461
INCOME TAX EXPENSE	(342)	(141)
NET INCOME	$649	$320

Basic earnings per common share	$0.03	$0.02
Diluted earnings per common share	$0.03	$0.02
Dividends declared per common share	$0.07	$0.07

Weighted average number of common shares used in the determination of:
Basic	21,471,296	19,631,266
Diluted	21,493,436	19,669,994

GLOBAL WATER RESOURCES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited, in thousands)

	Three Months Ended March 31,
	2019	2018
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$649	$320
Adjustments to reconcile net income to net cash provided by operating activities:
Deferred compensation	178	(9)
Depreciation	2,011	1,799
Amortization of deferred debt issuance costs and discounts	50	11
Loss on equity investment	70	111
Other gains	(2)	(41)
Provision for doubtful accounts receivable	7	25
Deferred income tax expense	247	114
Changes in assets and liabilities
Accounts receivable	146	149
Other current assets	(83)	(57)
Accounts payable and other current liabilities	415	1,506
Other noncurrent assets	18	—
Other noncurrent liabilities	78	59
Net cash provided by operating activities	3,784	3,987
CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(1,798)	(1,101)
Other cash flows from investing activities	—	64
Net cash used in investing activities	(1,798)	(1,037)
CASH FLOWS FROM FINANCING ACTIVITIES:
Dividends paid	(1,537)	(1,391)
Advances in aid of construction	147	194
Principal payments under capital lease	(12)	(1)
Refunds of advances for construction	(11)	—
Loan borrowings	31	—
Loan repayments	(36)	(6)
Debt issuance costs paid	(20)	(17)
Net cash used in financing activities	(1,438)	(1,221)
INCREASE IN CASH, CASH EQUIVALENTS, AND RESTRICTED CASH	548	1,729
CASH, CASH EQUIVALENTS, AND RESTRICTED CASH — Beginning of period	13,197	5,685
CASH, CASH EQUIVALENTS, AND RESTRICTED CASH – End of period	13,745	7,414

Supplemental disclosure of cash flow information:

	March 31, 2019	March 31, 2018
Cash and cash equivalents	$13,303	$6,915
Restricted Cash	442	499
Total cash, cash equivalents, and restricted cash	$13,745	$7,414

A reconciliation of net income to EBITDA and Adjusted EBITDA for the three months ended March 31, 2019 and 2018 is as follows (in thousands):

	Three Months Ended March 31,
	2019	2018
Net Income	$649	$320
Income tax expense	342	141
Interest income	(57)	(7)
Interest expense	1,360	1,231
Depreciation	2,011	1,799
EBITDA	4,305	3,484
Board option expense	—	43
Management option expense	65	54
Loop 303 Income	(1,000)	—
Equity investment loss	70	110
EBITDA Adjustments	(865)	207
Adjusted EBITDA	$3,440	$3,691